                                                                     EXHIBIT 4.4

                                     ANNEX A

                         Rules of Usage and Definitions

                                 Rules of Usage
                                 --------------

              The following rules of usage shall apply to this Annex A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

              (a) Except as otherwise expressly provided, any definitions defined herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

              (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

              (c)   The headings, subheadings and table of contents used in

     any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

              (d) References to any Person shall include such Person, its successors and permitted assigns and transferees.

              (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended or supplemented from time to time in accordance with the applicable provisions thereof.

              (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

              (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

              (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a
                        ------- -------
     general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

              (i) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual

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                                                                               2

rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Agreements and any amendments or exhibits thereto.

     (j) The Rules of Usage and Definitions relate to a number of the Operative Agreements but for convenience are attached to the Participation Agreement. Notwithstanding the foregoing, a provision concerning the amendment to an Operative Agreement shall govern the amendment of this Annex A with respect to
                                                       -------
the definitions used or referenced in such Operative Agreement.

                                   Definitions
                                   -----------

     "ABR" shall mean, for any day, a rate per annum (rounded upwards, if
      ---
necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly
                  ----------
announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the
              ------------
Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day,
                      -----------------------------
the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the
             -----
Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Lessor from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds
                                                            -------------
Effective Rate" shall mean, for any day, the weighted average of the rates on
--------------
overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Lender of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lessor from three federal funds brokers of recognized standing selected by it. If for any reason the Lessor shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Lessor to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                "Account" has the meaning set forth in Section 8.4(a) of the
                 -------
          Indenture.

                "Additional Assets" means
                 -----------------

                (1) any property or assets (other than Indebtedness and Capital Stock) to be used by Hanover or a Restricted Subsidiary in a Related Business;

                (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Hanover or a Restricted Subsidiary of Hanover; or

                (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of Hanover;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

                "Advance" shall mean an advance of proceeds of the Securities
                 -------
          and an advance of the Certificate Holder Contribution, in each case pursuant to Section 5.1 of the Participation Agreement to pay Equipment Costs.

                "Affected Equipment" shall have the meaning given to such term
                 ------------------
          in Section 16.2 of the Lease.

                "Affiliate" of any specified Person means any other Person,
                 ---------
          directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For the purposes of the Operative Agreements, the Trust Company and Wilmington Trust FSB shall not be considered Affiliates of each other or of any other party to the Participation Agreement.

                "After Tax Basis" shall mean, with respect to any payment to
                 ---------------
          be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

                "Agent Member" has the meaning set forth in Section 2.1(d) of
                 ------------
          the Indenture.

     "Appraisal" shall mean, with respect to the Equipment, an appraisal, ,
      ---------
prepared by a reputable independent appraiser of such Equipment. The Appraisal shall state an estimate of the value thereof as of the date of the Appraisal and at the end of the Term and may cover more than one Unit.

     "Appraisal Procedure" shall have the meaning given such term in Section
      -------------------
21.4 of the Lease.

     "Asset Disposition" shall mean any direct or indirect sale, lease (other
      -----------------
than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by Hanover or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

     (1) a disposition by a Restricted Subsidiary to Hanover or by Hanover or a Restricted Subsidiary to a Restricted Subsidiary in which Hanover will hold, directly or indirectly, at least the same ownership percentage as it did prior to such disposition;

     (2) the sale of Cash Equivalents in the ordinary course of business;

     (3) a disposition of inventory in the ordinary course of business;

     (4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of Hanover and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

     (5) transactions permitted under Section 9.10 of the Participation Agreement (other than with respect to any Sale/Leaseback Transaction involving all or substantially all of the properties and assets of Hanover or of one or more Subsidiaries of Hanover, which properties and assets, if held by Hanover instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Hanover on a consolidated basis);

     (6) an issuance of Capital Stock by a Restricted Subsidiary of Hanover to Hanover or to a Wholly-Owned Subsidiary (other than a Receivables Entity);

     (7) for purposes of Section 9.6 of the Participation Agreement only, the making of a Permitted Investment or a disposition subject to Section 9.3 of the Participation Agreement;

     (8) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity;

     (9) dispositions of assets selected by the Board of Directors as not constituting an Asset Disposition with an aggregate fair market value since the Issue Date of less than $10 million;

     (10)  dispositions in connection with Permitted Liens;

     (11)  Sales of Equipment pursuant to Sale/Leaseback Transactions;

     (12) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of Hanover and its Restricted Subsidiaries; and

     (13)  foreclosure on assets.

     "Asset Disposition Offer" has the meaning set forth in Section 3.3 of the
      -----------------------
Indenture.

     "Asset Disposition Offer Amount" has the meaning set forth in Section 3.3
      ------------------------------
of the Indenture.

     "Asset Disposition Offer Period" has the meaning set forth in Section 3.3
      ------------------------------
of the Indenture.

     "Asset Disposition Purchase Date" has the meaning set forth in Section 3.3
      -------------------------------
of the Indenture.

     "Assignment of Lease" shall mean the Assignment of Lease, Rents and
      -------------------
Guarantee dated as of the Release Date from the Lessor to the Collateral Agent for the benefit of the Securityholders and the Certificate Holders, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction
      -------------------------
shall mean, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Authenticating Agent" has the meaning set forth in Section 2.2 of the
      --------------------
Indenture.

     "Available Excess Proceeds" has the meaning set forth in Section 3.3(a) of
      -------------------------
the Indenture.

     "Average Life" shall mean, as of the date of determination, with respect to
      ------------
any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

     "Bank Indebtedness" shall mean any and all amounts, whether outstanding on
      -----------------
the Issue Date or Incurred after the Issue Date, payable by Hanover and/or the Lessee or any Subsidiary of Hanover under or in respect of the Senior Credit Agreement and any related notes, collateral documents, letters of credit and Guarantees and any Interest Rate Agreement entered into in connection with the Senior Credit Agreement, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Hanover and/or the Lessee at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof.

     "Bankruptcy Laws" has the meaning set forth in Section 6.1 of the
      ---------------
Indenture.

     "Basic Rent" shall mean the sum of (i) the Debt Basic Rent and (ii) the
      ----------
Contribution Basic Rent, calculated as of the applicable date on which each is due.

     "Beneficiary; Beneficiaries" shall have the meaning set forth in the
      --------------------------
Preliminary Statement of the Hanover Guarantee.

     "Bill of Sale" shall have the meaning set forth in Section 6.1(r) of the
      ------------
Participation Agreement.

     "Board of Directors" shall mean, as to any Person, the board of directors
      ------------------
of such Person or any duly authorized committee thereof.

     "Business Day" shall mean any day other than a Saturday, Sunday or other
      ------------
day on which the Indenture Trustee or commercial banks in New York City or Wilmington, Delaware are authorized or required by law to close.

     "Capital Stock" of any Person shall mean any and all shares, interests,
      -------------
rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" shall mean an obligation that is required
      -----------------------------
to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

     "Cash Equivalents" shall mean:
      ----------------

       (1) securities issued or directly and fully Guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

       (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

       (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

       (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1),
               (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

       (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

       (6) interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses
               (1) through (5) above.

       "Casualty" shall mean any damage or destruction of all or any portion of
        --------
a Unit as a result of fire or other casualty.

       "Certificate" shall mean a certificate issued pursuant to the Trust
        -----------
Agreement to evidence an investment in the beneficial ownership of the Trust Estate, and shall include any certificate issued in exchange therefor or replacement thereof.

       "Certificate Holders" shall mean General Electric Capital Corporation,
        -------------------
and its permitted successors and assigns.

     "Certificate Holder Contribution" shall mean the investments of funds in
      -------------------------------
the Issuer made by the Certificate Holders pursuant to the Trust Agreement and the Participation Agreement.

     "Certificate Holder Yield" shall mean an amount, as of any Certificate
      ------------------------
Holder Yield Payment Date, sufficient to provide the Certificate Holders with an annual pre-tax yield on the Certificate Holder Contribution equal to the applicable Yield Rate.

     "Certificate Holder Yield Payment Date" shall mean the first day of March,
      -------------------------------------
June, September and December.

     "Change of Control" shall mean:
      -----------------

     (1) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 51% of the total voting power of the Voting Stock of Hanover (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of Hanover held by an entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 51% of the voting power of the Voting Stock of such parent entity);

     (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Hanover (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Hanover was approved by a vote of at least a majority of the directors of Hanover then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Hanover then in office;

     (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Hanover and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

     (4) the adoption by the stockholders of Hanover of a plan or proposal for the liquidation or dissolution of Hanover.

     "Change of Control Offer" has the meaning set forth in Section 3.4 of the
      -----------------------
Indenture.

     "Change of Control Payment" has the meaning set forth in Section 3.4 of the
      -------------------------
Indenture.

          "Change of Control Payment Date" has the meaning set forth in Section
           ------------------------------
3.4 of the Indenture.

          "Chase" shall mean The Chase Manhattan Bank, a New York banking
           -----
corporation.

          "Claims" shall mean any and all actions, suits, penalties, claims and
           ------
demands and reasonable out-of-pocket liabilities, losses, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever.

          "Closing Date" means the date on which the Initial Securities are
           ------------
originally issued.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time, or any successor statute thereto.

          "Collateral" shall mean all assets of the Lessor, now owned or
           ----------
hereafter acquired, upon which a Lien is purported to be created by the Security Documents.

          "Collateral Agent" means Wilmington Trust FSB, acting in the capacity
           ----------------
of collateral agent pursuant to the Indenture and certain other of the Operative Agreements.

          "Commonly Controlled Entity" shall mean an entity, whether or not
           --------------------------
incorporated, which is under common control with Hanover within the meaning of
Section 4001(a)(14) of ERISA or is part of a group which includes Lessee and which is treated as a single employer under Section 414 of the Code.

          "Common Stock" shall mean with respect to any Person, any and all
           ------------
shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Condemnation" shall mean any taking or sale of the use, access, or
           ------------
title to any Unit or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual eminent domain proceeding or other taking of action by any Person having the power of eminent domain.

          "Consent to Assignment" shall mean the Lessee's Consent to Assignment
           ---------------------
dated as of the Release Date from the Lessee and the Guarantors to the Collateral Agent with respect to the Assignment of Lease, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Consolidated Coverage Ratio" shall mean as of any date of
           ---------------------------
determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Fixed Charges for such four fiscal quarters, provided, however, that:

     (1)  if Hanover or any Restricted Subsidiary:

          (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Fixed Charges for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

          (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Fixed Charges for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

     (2) if since the beginning of such period Hanover or any Restricted Subsidiary will have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition:

          (a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

             (b) Consolidated Fixed Charges for such period will be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of Hanover or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Hanover and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Fixed Charges for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Hanover and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

       (3) if since the beginning of such period Hanover or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into Hanover) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business, Consolidated EBITDA and Consolidated Fixed Charges for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

       (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Hanover or any Restricted Subsidiary since the beginning of such period) will have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by Hanover or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Fixed Charges for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

       For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of Hanover (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated EBITDA" for any period means, without duplication, the
      -------------------
Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

     (1) Consolidated Interest Expense;

     (2) Consolidated Income Taxes;

     (3) consolidated depreciation expense;

     (4) consolidated amortization of intangibles;

     (5) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and

     (6) Consolidated Rental Expense.

Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clause (1) and clauses (3) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be paid as a dividend to Hanover by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Fixed Charges" means, with respect to any Person for any
      --------------------------
period, the sum, without duplication, of Consolidated Interest Expense and Consolidated Rental Expense.

     "Consolidated Income Taxes" means, with respect to any Person for any
      -------------------------
period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

     "Consolidated Interest Expense" means, for any period, the total interest
      -----------------------------
expense of Hanover and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

     (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto to the extent not already included in Consolidated Rental Expense, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

     (2)  amortization of debt discount and debt issuance cost;

     (3)  non-cash interest expense;

     (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

     (5) interest actually paid by Hanover or any Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person;

     (6) net costs associated with Hedging Obligations (including amortization of fees);

     (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

     (8) the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than Hanover or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

     (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Hanover) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by Hanover or any Restricted Subsidiary.

For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by Hanover and its Subsidiaries with respect to Interest Rate Agreements.

     "Consolidated Net Income" means, for any period, the net income (loss) of
      -----------------------
Hanover and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

     (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

          (a) subject to the limitations contained in clauses (4), (5) and (6) below, Hanover's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by any Person during such period to Hanover or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

          (b) Hanover's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from Hanover or a Restricted Subsidiary;

     (2) any net income (loss) of any Person acquired by Hanover or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

      (3) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Hanover, except that:

          (a) subject to the limitations contained in clauses (4), (5) and (6) below, Hanover's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Hanover or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

          (b) Hanover's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

      (4) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of Hanover or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

     (5) any extraordinary gain or loss; and

     (6) the cumulative effect of a change in accounting principles.

     "Consolidated Rental Expense" means, for any period, the aggregate of the
      ---------------------------
rental expense of Hanover and its Restricted Subsidiaries related to Operating Lease Facilities of Hanover and its Restricted Subsidiaries for such period, determined on a consolidated basis.

     "Contractual Obligation" shall mean, as to any Person, any provision of any
      ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Contribution Basic Rent" shall mean the Certificate Holder Yield due on
      -----------------------
the Certificate Holder Contribution on a Scheduled Interest Payment Date pursuant to the Trust Agreement.

     "Contribution Percentage" shall mean three percent (3%).
      -----------------------

     "Control Purchase" shall have the meaning set forth in Section 20.1(c) of
      ----------------
the Lease.

     "Control Tendered Amount" shall mean the aggregate principal amount of
      -----------------------
Securities tendered by the Securityholders and the aggregate pro rata portion of Certificates redeemed upon the occurrence of a Change of Control with respect to Hanover, in accordance with the provisions of Section 20.1 of the Lease.

     "Corporate Trust Office" has the meaning set forth in Section 3.21 of the
      ----------------------
Indenture.

     "covenant defeasance option" has the meaning set forth in Section 8.1(b) of
      --------------------------
the Indenture.


     "cross acceleration provision" has the meaning set forth in Section 6.1 of
      ----------------------------
the Indenture.


     "Currency Agreement" shall mean in respect of a Person any foreign exchange
      ------------------
contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

     "Custodian" has the meaning set forth in Section 6.1 of the Indenture.
      ---------

     "Debt Basic Rent" shall mean the interest due on the Securities on any
      ---------------
Scheduled Interest Payment Date pursuant to the Indenture.

                   "Debt Percentage" shall mean ninety-seven percent (97%).
                    ---------------

                   "Default" shall mean any event which is, or after notice or
                    -------
         passage of time or both would be, an Event of Default.

                   "Defaulted Interest" shall have the meaning set forth in
                    ------------------
         Section 2.13 of the Indenture.

                   "Designated Senior Indebtedness" shall mean (1) the Bank
                    ------------------------------
         Indebtedness and the Synthetic Guarantees and (2) any other Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated in the instrument evidencing or governing such Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, as "Designated Senior Indebtedness" for purposes of the Participation Agreement.

                   "Disposition" shall mean with respect to any property, any
                    -----------
         sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall
                                               -------       -----------
         have correlative meanings.

                   "Disposition Tendered Amount" shall mean the aggregate
                    ---------------------------
         principal amount of Securities tendered by the Securityholders and the aggregate pro rata portion of Certificate Holder Contributions repaid pursuant to an Asset Disposition Offer (as such term is defined in Section 20.1 of the Indenture).

                   "Disqualified Stock" means, with respect to any Person, any
                    ------------------
         Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

                   (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                   (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of Hanover or a Restricted Subsidiary); or

                   (3) is redeemable at the option of the holder of the Capital Stock thereof, in whole or in part,

         in each case on or prior to the date that is 91 days after the date (a) on which the notes mature or (b) on which there are no notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Hanover to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the participation agreement) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that Hanover may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by Hanover with the provisions of the Section 9.6 of the Participation Agreement and such repurchase or redemption complies with Section 9.3 of Participation Agreement.

                   "Dollars" and "$" shall mean dollars in lawful currency of
                    ---------------
         the United States of America.

                   "Domestic Subsidiary" shall mean any Restricted Subsidiary
                    -------------------
         that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

                   "DTC" shall mean The Depository Trust Company, its nominees
                    ---
         and their respective successors and assigns, or such other depository institution hereinafter appointed by the Issuer.

                   "Environmental Claim" shall mean any claim, notice of claim,
                    -------------------
         complaint, notice of violation, letter, or other assertion or inquiry of any kind concerning any asserted or actual violation of or liability under any Environmental Law or any asserted or actual violation or liability relating to any Hazardous Substance.

                   "Environmental Law" shall mean any and all Federal, state,
                    -----------------
         local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Substances, as now or may at any time hereafter be in effect.

                   "Environmental Violation" shall mean any activity, occurrence
                    -----------------------
         or condition that violates or results in non-compliance with any applicable Environmental Laws or results in a written complaint or other written claim from a Governmental Authority with respect to any Environmental Laws.

                   "Equipment" means the collective reference to all Units that
                    ---------
         are then owned by the Lessor and leased to the Lessee including all Units that are subsequently conveyed to the Lessor as Replacement Equipment.

                   "Equipment Cost" shall mean for each Unit, the amount set
                    --------------
         forth on Schedule A to the Lease as the "Equipment Cost" for such Unit.
                  ----------

                  "Equipment Leases" shall mean (i) the Lease dated as of June
                   ----------------
         15, 1999 (as amended, supplemented or otherwise modified from time to time), between Hanover Equipment Trust 1999A, as lessor, and HCI, as lessee, (ii) the Lease dated as of March 13, 2000 (as amended, supplemented or otherwise modified from time to time), between

         Hanover Equipment Trust 2000A, as lessor, and HCI , as lessee, (iii) the Lease dated as of October 27, 2000 (as amended, supplemented or otherwise modified from time to time), between Hanover Equipment Trust 2000B, as lessor, and Lessee, as lessee, (iv) the Lease (as defined in this Annex A) and (v) any lease, in connection with and dated as of the date of an Additional Participation Agreement (as amended, supplemented or otherwise modified from time to time), between a Delaware business trust, as lessor, and HCI or Lessee, as lessee.

                  "Equity Proceeds Purchase Price" shall be as defined in
                    -----------------------------
         Section 20.1(b) of the Lease.

                  "ERISA" shall mean the Employee Retirement Income Security Act
                   -----
         of 1974, as amended from time to time.

                  "Escrow Agreement" shall mean that certain Escrow Agreement
                   ----------------
         dated as of the Closing Date among Lessee, Lessor, the Indenture Trustee and the Certificate Holders.

                  "Escrowed Funds" shall have the meaning set forth in Section 1
                   --------------
         of the Escrow Agreement for the term "Escrow Property".

                  "Eurocurrency Reserve Requirements" shall mean for any day as
                   ---------------------------------
         applied to a Certificate Holder Contribution, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate" shall mean, with respect to each day
                   --------------------
         during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to one month commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be
                                         --------------------
         determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Lessor, or, in the absence of such availability, by reference to the rate at which the Lessor is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for one month.

                  "Eurodollar Rate" shall mean with respect to each day during
                   ---------------
         each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                              --------------------
                    1.00 - Eurocurrency Reserve Requirements

                   "Event of Default" shall mean a Lease Event of Default or an
                    ----------------
         Indenture Event of Default.

                   "Excepted Payments" shall mean:
                    -----------------

                   (a) all indemnity payments (including indemnity payments made pursuant to Section 13 of the Participation Agreement), to which the Lessor, Trust Company or the Certificate Holders are entitled;

                   (b) any amounts (other than Basic Rent, Termination Value, or payments due to the Lessor under Section 20 or 21 of the Lease) payable under any Operative Agreement to reimburse the Lessor, the Trust Company, the Certificate Holders, or any of their respective Affiliates (including the reasonable expenses of the Trust Company and the Certificate Holders incurred in connection with any such payment) for performing or complying with any of the obligations of Lessee under and as permitted by any Operative Agreement;

                   (c) any amount payable to the Certificate Holders by any transferee of the interest of the Certificate Holders as the purchase price of the Certificate Holders' interest in the Trust Estate (or a portion thereof);

                   (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies with respect to the Equipment other than such proceeds or payments payable to the Lessee or the Indenture Trustee;

                   (e) any insurance proceeds under policies maintained by the Lessor, Trust Company or the Certificate Holders;

                   (f) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Trust Company or the Certificate Holders;

                   (g) all right, title and interest of the Certificate Holders or the Lessor to any Equipment, any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Security Agreement and the Assignment of Leases pursuant to the terms thereof and not otherwise purchased by the Lessee or a third party pursuant to the terms of the Lease;

                   (h) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (g) above; and

                   (i) any rights of the Certificate Holders, the Trust Company or the Lessor to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts.

                   "Excepted Rights" means the rights of Lessor, at all times to
                    ---------------
         the exclusion of the Collateral Agent, to retain (A) all rights to Excepted Payments and to demand, collect or commence an action at law to obtain such payments and to enforce any judgment with respect thereto, and (B) all of Lessor's rights under the Participation Agreement and all right, title and interest of the Lessor in the Shared Rights.

                   "Excess Proceeds" shall have the meaning set forth in Section
                    ---------------
         3.3(a) of the Indenture.

                   "Excess Proceeds Purchase" shall have the meaning set forth
                    ------------------------
         in Section 20.1(d) of the Lease.

                   "Excess Proceeds Purchase Price" shall have the meaning set
                    ------------------------------
         forth in Section 20.1(d) of the Lease.

                   "Excess Sales Proceeds" shall have the meaning set forth in
                    ---------------------
         Section 8.4(b)(3) of the Indenture.

                   "Exchange Act" shall mean the Securities and Exchange Act of
                    ------------
         1934, as amended.

                   "Exchange and Registration Rights Agreement" shall mean the
                    ------------------------------------------
         Exchange and Registration Rights Agreement dated the Issue Date among the Initial Purchasers, the Hanover Guarantors and the Issuer.

                   "Exchange Global Note" shall have the meaning set forth in
                    --------------------
         Section 2.1(a) of the Indenture.

                   "Exchange Securities" shall have the meaning ascribed to it
                    -------------------
         in the second introductory paragraph of the Indenture.

                   "Exculpated Person" shall have the meaning set forth in
                    -----------------
         Section 9.8 of the Indenture.

                   "Expiration Date" shall mean September 1, 2008.
                    ---------------

                   "Expiration Date Election Notice" shall have the meaning set
                    -------------------------------
         forth in Section 20.2 of the Lease.

                   "Expiration Date Purchase Option" shall mean the Lessee's
                    -------------------------------
         option to purchase all of the Equipment on the Expiration Date in accordance with Section 20.2 of the Lease.

                   "Fair Market Sales Value" shall mean the amount, which in any
                    -----------------------
         event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of any piece of Equipment. Fair Market Sales Value shall be determined based on the assumption that, except for purposes of Section 21.3 of the Lease, any Unit is in the condition and state of repair required under Section 10.1 of the Lease and that the Lessee is in compliance with the other requirements of the Operative Agreements.

          "Fee Letter" shall mean the Fee Letter dated June 28, 2001 from Chase
           ----------
    and JP Morgan Securities Inc. to Lessee.

          "Final Rent Payment" for each Unit at any time shall mean an amount
           ------------------
     equal to the product of (x) the Equipment Cost in respect of such Unit at such time and (y) the Tranche A Percentage, but in no event shall the such amount exceed what is permitted under Statement of Financial Accounting Standards No. 13.

          "Fiscal Year" shall mean the fiscal year of the Issuer ending on
           -----------
     December 31 of each year.

          "Foreign Subsidiary" means any Restricted Subsidiary that is not
           ------------------
     organized under the laws of the United States of America or any state thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United
           ----
     States of America as in effect as of the date of the Participation Agreement, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Participation Agreement will be computed in conformity with GAAP.

          "Global Securities" shall have the meaning set forth in Section 2.1(a)
           -----------------
     of the Indenture.

          "Governmental Action" shall mean all permits, authorizations,
           -------------------
     registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use and operation of the Equipment.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
     state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" means any obligation, contingent or otherwise, of any
           ---------
     Person directly or indirectly Guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

     provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guaranteed Obligations" shall have the meaning specified in Section
           ----------------------
     1(b) of the Hanover Guarantee.

          "Guarantor Obligation" means as to any Person (the "guaranteeing
           --------------------                               ------------
     person"), any obligation of (a) the guaranteeing person or (b) another
     ------
     Person (including without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person
                                -------------------
     (the "primary obligor") in any manner, whether directly or indirectly,
           ---------------
     including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the
                                                 --------  -------
     term Guarantor Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantor Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantor Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantor Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantor Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Lessee, in good faith.

          "Guarantor" or "Hanover Guarantor" means each of Hanover Compressor
           ---------      -----------------
     Company and the Subsidiary Guarantors.

          "Guarantor Senior Indebtedness" means, with respect to a Subsidiary
           -----------------------------
     Guarantor, the following obligations, whether outstanding on the date of the Indenture or thereafter issued, created, incurred or assumed, without duplication:

          (1) the Bank Indebtedness, the Synthetic Guarantees and all other Guarantees, as applicable, by such Subsidiary Guarantor of Senior Indebtedness of Hanover or Guarantor Senior Indebtedness of any other Subsidiary Guarantor; and

          (2) all obligations consisting of principal of and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of the Subsidiary Guarantor. Guarantor Senior Indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Subsidiary Guarantor regardless of whether postfiling interest is allowed in such proceeding.

          Notwithstanding anything to the contrary in the preceding paragraph, Guarantor Senior Indebtedness will not include:

          (1) any Indebtedness which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of, or are subordinate to, payment of the Securities and the Hanover Guarantee;

          (2) any obligations of such Subsidiary Guarantor to another Subsidiary or Hanover;

          (3) any liability for Federal, state, local, foreign or other taxes owed or owing by such Subsidiary Guarantor;

          (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

          (5) any Indebtedness, Guarantee or obligation of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Subsidiary Guarantor, including, without limitation, any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Guarantor; or

          (6)  any Capital Stock.

          "Guarantor Senior Subordinated Indebtedness" means, with respect to a
           ------------------------------------------
     Subsidiary Guarantor, the obligations of such Subsidiary Guarantor under the Hanover Guarantee and the 2001B Guarantee and any other Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that specifically provides that such Indebtedness is to rank equally in right of payment with the obligations of such Subsidiary Guarantor under the Hanover Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Subsidiary Guarantor which is not Guarantor Senior Indebtedness of such Subsidiary Guarantor.

          "Guarantor Subordinated Obligation" means, with respect to a
           ---------------------------------
     Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Hanover Guarantee pursuant to a written agreement.

          "Hanover" shall mean Hanover Compressor Company, a Delaware
           -------
     corporation.

          "Hanover Guarantee" shall mean the Guarantee dated as of the Release
           -----------------
     Date from the Guarantors to the Beneficiaries, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Hazardous Substance" shall mean any hazardous materials, hazardous
           -------------------
     waste, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law, including, without limitation, polychlorinated biphenyls.

          "HCI" shall mean Hanover Compression Inc., a Delaware corporation.
           ---

          "Hedging Obligations" of any Person means the obligations of such
           -------------------
     Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Highest Lawful Rate" shall have the meaning set forth in Section
           -------------------
     14.15 of the Participation Agreement.

          "Holder" or "Securityholder" shall mean the Person in whose name a
           -----       --------------
     Security is registered in the Note Register.

          "HPL" shall mean Houston Pipe Line Company, a Delaware corporation,
           ---
     and its successors and assigns.

          "IAI" shall have the meaning set forth in Section 2.1(a) of the
           ---
     Indenture.

          "Impositions" shall mean, except to the extent described in the
           -----------
     following sentence, any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") (including (i) real and personal
                                   -----
     property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; and (vi) assessments on the Equipment), and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Federal, state, city, county or local authority upon or with respect to (a) the Equipment or any part thereof or interest therein; (b) the purchase, sale, leasing, financing, refinancing, demolition, construction, renovation, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, transfer of title, return or other disposition of the Equipment or any part thereof or interest therein; (c) the Certificates or Securities or other indebtedness with respect to the Equipment or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from the Equipment or any part thereof or interest therein; (e) the Operative Agreements or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Equipment or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract relating to the construction or renovation of the Equipment;
     (h) the issuance of the Securities; or (i) otherwise in connection with the transactions contemplated by the Operative Agreements.

          Notwithstanding the foregoing, the term "Imposition" shall not mean or include:

               (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Tax Indemnitee by the United States federal government that are based on or measured by the gross or net income (including taxes based on capital gains and minimum taxes) of such Person; provided that this clause (i) shall not be interpreted to
                       --------
          prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

               (ii) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the gross or net income or gross or net receipts from rental (including any minimum taxes, withholding taxes or taxes on or measured by capital, net worth, excess profits or items of tax preference or taxes that are capital stock, franchise or doing business taxes) except that this clause (ii) shall not apply to (and thus shall not exclude) any such Taxes imposed on a Tax Indemnitee by a state (or any local taxing authority thereof or therein) where the Equipment is located, possessed or used under the Lease unless the Tax Indemnitee was subject to such tax in such jurisdiction without regard to the transaction contemplated by the Operative Agreements; provided
                                                                       --------
          that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

               (iii) any interest or penalties imposed on a Tax Indemnitee as a result of the failure of such Tax Indemnitee to file any return or report timely and in the form prescribed by law or to pay any Tax or imposition; provided that this clause (iii) shall not apply (x) if
                      --------
          such interest or penalties arise as a result of a position taken (or requested to be taken) by the Lessee in a contest controlled by the Lessee under Section 13.2(g) of the Participation Agreement or (y) to any such interest or penalties that result from such Tax Indemnitee's complying with the reporting procedures set forth in Section 13.2(d) of the Participation Agreement;

               (iv) any Taxes or impositions imposed on the Lessor that are a result of the Lessor not being considered a "United States person" as defined in Section 7701(a) (30) of the Code;

               (v) any Taxes which are imposed on a Tax Indemnitee solely as a result of the gross negligence or willful misconduct of such Tax Indemnitee itself (as opposed to gross negligence or willful misconduct imputed to such Tax Indemnitee), but not Taxes imposed as a result of ordinary negligence of such Tax Indemnitee;

               (vi) any Taxes or impositions imposed upon the Lessor with respect to any voluntary transfer, sale, financing or other voluntary disposition by the Lessor (other than a transfer contemplated and permitted by the Operative Agreements, including any transfer in connection with (1) the exercise by the Lessee of its Purchase Option,
          (2) the occurrence of a Lease Event of Default or a Credit Agreement Event of Default, or (3) a Casualty or Condemnation affecting the Equipment) of any interest in the Equipment or any interest in, or created pursuant to, the Operative Agreements or any voluntary transfer of any interest in the Lessor (other than in connection with the existence of a Lease Event of Default or a Credit Agreement Event of Default) or any involuntary transfer of any of the foregoing interests resulting from the bankruptcy or insolvency of the Lessor (other than in connection with the existence of a Lease Event of Default or a Credit Agreement Event of Default);

               (vii)  any gift, or inheritance, taxes;

               (viii) Taxes imposed on the Tax Indemnitee or any person who is a "disqualified person", within the meaning of Section 4975(e)(2) of the Code, or a "party in interest", within the meaning of Section 3(14) of ERISA, by virtue of such person's relationship to the Tax Indemnitee as the result of any prohibited transaction, within the meaning of
          Section 406 of ERISA or Section 4975(c)(1) of the Code, involving the exercise of discretion or control by such Tax Indemnitee; or

               (ix) Taxes on, with respect to or measured by any trustee fees for services rendered as trustee of the Trust.

     Any Tax or imposition excluded from the defined term "Imposition" in any one of the foregoing clauses (i) through (vii) shall not be construed as constituting an Imposition by any provision of any other of the aforementioned clauses.

          "Incur" means issue, create, assume, Guarantee, incur or otherwise
           -----
     become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

     "Indebtedness" means, with respect to any Person on any date of
      ------------
determination (without duplication):

     (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

     (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

     (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

     (5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

     (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

     (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;

     (9) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

     (10) the obligation to pay the principal and premium (if any) in respect of any Operating Lease Facility, in an amount, as determined on the date of incurrence of such obligation, equal to the purchase price of the related property or assets.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     In addition, "Indebtedness" of any Person shall include Indebtedness
                   ------------
described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

     (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

     (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

     (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

          (a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

          (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by Hanover or its Restricted Subsidiaries.

     "Indemnified Person" shall mean the Trust Company, in its individual
      ------------------
capacity and as Trustee, Wilmington Trust FSB, in its individual capacity, as Indenture Trustee and as Collateral Agent, the Lessor, the Certificate Holders, the Securityholders, and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents an Affiliates.

     "Indenture" shall mean the Indenture dated as of the Closing Date among the
      ---------
Lessor, the Hanover Guarantors and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

     "Indenture Event of Default" shall mean any event or condition which, with
      --------------------------
the lapse of time or the giving of notice, or both, would constitute an Event of Default under Section 5.1 of the Indenture.

     "Indenture Trustee" (as used in the Indenture, the "Trustee") means the
      -----------------
Person named as the "Trustee" in the first paragraph of the Indenture until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Indenture Trustee" shall mean or include each Person who is then a trustee thereunder.

     "Initial Purchasers" shall mean J.P. Morgan Securities Inc., Goldman, Sachs
      ------------------
& Co., Salomon Smith Barney and Credit Suisse First Boston.

     "Initial Securities" shall have the meaning ascribed to it in the second
      ------------------
introductory paragraph of the Indenture.

     "Insolvent" shall mean, with respect to any Multiemployer Plan, the
      ---------
condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Institutional Accredited Investor Global Note" shall have the meaning set
      ---------------------------------------------
forth in Section 2.1(a) of the Indenture.

     "Insurance Requirements" shall mean all terms and conditions of any
      ----------------------
insurance policy required by the Lease to be maintained by the Lessee and all requirements of the issuer of any such policy.

     "Interest Period" shall mean, with respect to the Certificate Holder
      ---------------
Contribution:

            (i) initially, the period commencing on date the Certificate Holder Contribution is made and ending one month thereafter; and

            (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to the Certificate Holder Contribution and ending one month thereafter;

provided that the foregoing provisions relating to Interest Periods are subject
--------
to the following:

            (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) any Interest Period that would otherwise extend beyond the Expiration Date shall end on the Expiration Date; and

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

     "Interest Rate Agreement" means with respect to any Person any interest
      -----------------------
rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" means, with respect to any Person, all investments by such
      ----------
Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

     (1) Hedging Obligations entered into in the ordinary course of business and in compliance with the Participation Agreement;

     (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

     (3) an acquisition of assets, Capital Stock or other securities by Hanover or a Subsidiary for consideration to the extent such consideration consists exclusively of common equity securities of Hanover.

     For purposes of Section 9.3 of the Participation Agreement,

     (1) "Investment" will include the portion (proportionate to Hanover's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of Hanover at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Hanover will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) Hanover's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to Hanover's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of Hanover in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

     (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Hanover.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as
      ----------------------
amended, together with the rules and regulations promulgated thereunder.

     "Issue Date" means the date on which the notes are originally issued.
      ----------

     "Issuer" shall refer to the Lessor.
      ------

     "Issuer Obligations" shall have the meaning set forth in Section 11.1(a) of
      ------------------
the Indenture.

     "Issuer Order" has the meaning set forth in Section 2.2 of the Indenture.
      ------------

     "Judgment Default Provision" shall have the meaning set forth in Section
      --------------------------
6.1 of the Indenture.

     "Lease" shall mean the lease dated as of the Release Date between the
      -----
Lessor and the Lessee, together with any Lease Supplements, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

     "Lease Default" shall mean any event or condition which, with the lapse of
      -------------
time or the giving of notice, or both, would constitute a Lease Event of Default.

     "Lease Event of Default" shall have the meaning given to such term in
      ----------------------
Section 17.1 of the Lease.

     "Lease Secured Obligations" shall have the meaning set forth in Section
      -------------------------
28.1 of the Lease.

     "Lease Supplement" means each lease supplement substantially in the form of
      ----------------
Exhibit A to the Lease, together with all attachments and schedules thereto, as such lease supplement may be supplemented, amended or modified from time to time.

     "Legal Defeasance Option" shall have the meaning set forth in Section
      -----------------------
8.1(b) of the Indenture.

     "Legal Holiday" shall have the meaning ascribed to it in Section 10.8 of
      -------------
the Indenture.

     "Legal Requirements" shall mean all Federal, state, county, municipal and
      ------------------
other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting any Equipment or the use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to any Equipment or in any way limit the use and enjoyment thereof and any that may relate to Environmental Laws, and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting any Equipment.

     "Lessee" shall mean Hanover Compression Limited Partnership, a Delaware
      ------
limited partnership and a wholly owned subsidiary of Hanover, or its assigns or successors.

     "Lessee Financing Statements" shall mean UCC financing statements
      ---------------------------
appropriately completed and executed by the Lessee, as debtor, for filing in the appropriate state (and, where required by the UCC, county) offices in order to protect the Lessor's interest under the Lease as a security agreement, as the same may be supplemented, amended or modified from time to time, and as the same shall be assigned to the Collateral Agent pursuant to appropriate UCC financing statements.

     "Lessor" shall mean Hanover Equipment Trust 2001A, a Delaware business
      ------
trust, or its successor and assigns.

     "Lessor Financing Statements" shall mean UCC financing statements
      ---------------------------
appropriately completed and executed by the Lessor, as debtor, for filing in the appropriate state (and where required by the UCC, county) offices in order to perfect a security interest in favor of the Collateral Agent in the collateral covered by the Security Agreement, as the same may be supplemented, amended or modified from time to time.

     "Lessor Lien" shall mean any Lien, true lease or sublease, defect in title
      -----------
or disposition of title arising as a result of (a) any claim against the Lessor, the Collateral Agent, the Trust Company, the Certificate Holders or any Affiliate of the Lessor, the Collateral Agent, the Trust Company and/or the Certificate Holders, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor, the Collateral Agent, the Trust Company, the Certificate Holders or any Affiliate of the Lessor, the Collateral Agent, the Trust Company and/or the Certificate Holders, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor, the Collateral Agent, the Trust Company, the Certificate Holders or any Affiliate of the Lessor, the Collateral Agent, the Trust Company and/or the Certificate Holders, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor, the Collateral Agent, the Trust Company, the Certificate Holders or any Affiliate of the Lessor, the Collateral Agent, the Trust Company and/or the Certificate Holders, pursuant to the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Equipment, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of the Equipment by the Lessor pursuant to and in accordance with the

         Lease, the Indenture or the Participation Agreement or pursuant to the exercise of the remedies set forth in Section 17 of the Lease.

                  "Lien" means any mortgage, pledge, security interest,
                   ----
         encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Limited Deficiency Amount" shall mean, with respect to each
                   -------------------------
         Unit, the amount equal to the sum of the Equipment Cost with respect to such Unit on each Payment Date less the Final Rent Payment as of such date with respect to such Unit.

                  "Limited Recourse Event of Default" shall mean:
                   ---------------------------------

                  (i) the occurrence of any Lease Event of Default under Sections 17.1(iv) of the Lease (A) the existence of which is specifically premised on a breach of a representation, warranty, covenant, term or condition that contains the words or clauses "material", "immaterial", "in all material respects", or "Material Adverse Effect", and (B) with respect to which the party enforcing such Lease Event of Default did not or could not apply commercially reasonable standards in determining that such Lease Event of Default occurred;

                  (ii) the occurrence of a Lease Event of Default described in
         Section 17.1(iv) of the Lease that is the result of a breach of the representation contained in Section 7.4(z) of the Participation Agreement which results from the failure of the condition contained in
         Section 6.1(e) or (j) of the Participation Agreement, and with respect to which the party enforcing such Lease Event of Default did not or could not apply commercially reasonable standards in determining that such Lease Event of Default occurred; and

                  (iii) the occurrence of a Lease Event of Default described in
         Section 17.1(iv) of the Lease that is the result of a breach of the representations contained in Sections 7.4(g), (k), or (l) of the Participation Agreement.

                  "Marketing Period" shall mean, if the Lessee has not given the
                   ----------------
         Expiration Date Election Notice in accordance with Section 20.2 of the Lease, the period commencing on the date twelve (12) months prior to the Expiration Date and ending on the Expiration Date.

                  "Material Adverse Effect" shall mean a material adverse effect
                   -----------------------
         on (a) the business, operations, property or condition (financial or otherwise) of Hanover and its Subsidiaries taken as a whole, (b) the ability of Hanover or any of the Subsidiaries of Hanover to perform their respective obligations under the Operative Agreements to which each is a party, or (c) the validity or enforceability of any of the Operative Agreements to which each is a party or the rights or remedies of the Collateral Agent or the Indenture Trustee thereunder.

                  "Material Subsidiary" means any Restricted Subsidiary of
                   -------------------
         Hanover for which the aggregate fair market value of all assets owned by such Restricted Subsidiary is greater than $20.0 million as of the date of determination.

                  "Maximum Purchase Option Amount" shall mean 75% of the highest
                   ------------------------------
         Termination Value of all Equipment owned by the Lessor at any one time during the period from the first anniversary of the Release Date to 12 months prior to the Expiration Date.

                  "Modifications" shall have the meaning set forth in Section
                   -------------
         11.1(a) of the Lease.

                  "Multiemployer Plan" shall mean a Plan which is a
                   ------------------
         multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Available Cash" from an Asset Disposition means cash
                   ------------------
         payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

                  (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

                  (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by Hanover or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds" with respect to any issuance or sale of
                   -----------------
         Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

                  "Net Sale Proceeds" shall have the meaning ascribed to it in
                   -----------------
         Section 8.4(b) of the Indenture.

                  "Net Sale Proceeds Shortfall" shall mean the amount by which
                   ---------------------------
         the proceeds of a sale of a Unit described in Section 21.1 of the Lease (net of all expenses of sale) are less than the Limited Deficiency Amount for such Equipment.

                  "Non-Excluded Taxes" shall have the meaning ascribed to it in
                   ------------------
         Section 2.16(a) of the Indenture.

                  "Non-Recourse Debt" means Indebtedness:
                   -----------------

                  (1) as to which neither Hanover nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

                  (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Hanover or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (3) the explicit terms of which provide there is no recourse against any of the assets of Hanover or its Restricted Subsidiaries.

                  "Non-U.S. Person" shall mean a person who is not a U.S.
                   ---------------
         person, as defined in Regulation S.

                  "Note Register" means the register of Securities, maintained
                   -------------
         by the Indenture Trustee, pursuant to Section 2.3 of the Indenture.

                  "Officer" means the Chairman of the Board, the President, any
                   -------
         Vice President, the Treasurer or the Secretary of Hanover or the Trustee, as applicable.

                  "Officer's Certificate" shall mean a certificate signed by two
                   ---------------------
         Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of Hanover or the Trustee, as applicable.

                  "Operating Lease Facility" shall mean any operating lease
                   ------------------------
         transaction entered into by Hanover or any of its Restricted Subsidiaries resulting in the off-balance sheet financing of any of Hanover's or such Restricted Subsidiary's property or assets, including its gas compression equipment.

                  "Operative Agreements" shall mean, collectively, the
                   --------------------
         Indenture, the Securities, the Lease, the Participation Agreement, the Hanover Guarantee, the Assignment of

         Lease, the Security Agreement, the UCC Financing Statements, the Trust Agreement, the Consent to Assignment, the Certificates, the Requisition, the Bills of Sale, and any amendments, supplements or modifications from time to time of any of the above.

                  "Opinion of Counsel" means a written opinion from legal
                   ------------------
         counsel who is acceptable to the Indenture Trustee. The counsel may be an employee of or counsel to the Issuer, the Indenture Trustee or Hanover.

                  "Original Securities" shall mean the Issuer's 8.50% Senior
                   -------------------
         Secured Notes due 2008 originally issued on the Issue Date.

                  "Overdue Rate" shall mean, at any time, 2% in excess of the
                   ------------
         Certificate Holder Yield then in effect.

                  "Participation Agreement" shall mean the Participation
                   -----------------------
         Agreement dated as of the Release Date among the Lessee, the Lessor, the Certificate Holders, the Hanover Guarantors, the Indenture Trustee, the Collateral Agent, the Trust Company and Wilmington Trust FSB, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

                  "Paying Agent" shall have the meaning ascribed to it in
                   ------------
         Section 2.3 of the Indenture.

                  "Payment Date" shall mean each date on which a payment is
                   ------------
         otherwise due under the terms of the Indenture or the Trust Agreement.

                  "Payment Default" shall have the meaning ascribed to it in
                   ---------------
         Section 6.1 of the Indenture.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation
                   ----
         established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Exceptions" shall mean (i) the respective rights
                   --------------------
         and interests of the parties to the Operative Agreements as provided in the Operative Agreements; (ii) the rights of any sublessee or assignee under a sublease or an assignment or a compressor management agreement expressly permitted by the terms of the Lease; (iii) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', warehousemen's and other like Liens in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than 30 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.2(g) of the Participation Agreement; (iv) Liens of any of the types referred to in clause (iii) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens; (v) Liens for Taxes not yet due, (vi) Lessor Liens and (vii) all non-monetary encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than Liens which materially impair the use of the Equipment for its intended purpose.

                  "Permitted Investment" means an Investment by Hanover or any
                   --------------------
         Restricted Subsidiary in:

                  (1) Hanover, a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity); provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

                  (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Hanover or a Restricted Subsidiary (other than a Receivables Entity); provided, however, that such Person's primary business is a Related Business;

                  (3)  cash and Cash Equivalents;

                  (4) receivables owing to Hanover or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Hanover or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (6) loans or advances to employees made in the ordinary course of business consistent with past practices of Hanover or such Restricted Subsidiary;

                  (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Hanover or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

                  (8) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 9.6 of the Participation Agreement;

                  (9) Investments in existence on the Issue Date including those made through the acquisition of Production Operators Corporation and related assets from Schlumberger Technology Corporation on the Issue Date;

        (10) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 9.1 of the Participation Agreement;

        (11) Investments by Hanover or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed $25.0 million outstanding at any one time;

        (12) Investments made in connection with the performance of obligations of Hanover or any of its Restricted Subsidiaries under the terms of any joint venture agreement to which Hanover or any of its Restricted Subsidiaries is a party on the Issue Date and identified on a schedule to the Participation Agreement on the Issue Date, as these agreements may be amended, modified or supplemented from time to time; provided, however, that no future amendment, modification or supplement will increase the amount of the Investment in a joint venture that is a Permitted Investment pursuant to this clause (12) beyond the amount that would have been a Permitted Investment pursuant to this clause
               (12) under the terms of the agreements in effect on the Issue Date, and provided, further, that no such Investments shall exceed $30.0 million in the aggregate;

        (13) Guarantees issued in accordance with Section 9.1 of the Participation Agreement; and

        (14) Investments by Hanover or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in accounts receivable and related assets generated by Hanover or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable.

        "Permitted Liens" means, with respect to any Person:
         ---------------

        (1) Liens securing Indebtedness and other obligations of Hanover and/or the Lessee under the Senior Credit Agreement and related Interest Rate Agreements and other Senior Indebtedness and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of Hanover and/or the Lessee under the Senior Credit Agreement and other Guarantor Senior Indebtedness permitted to be incurred under the Participation Agreement;

        (2) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

        (3) Liens imposed by law, including carriers', warehousemen's and mechanics', Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

        (4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

        (5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

        (6) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

        (7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture or the Participation Agreement, as applicable, secured by a Lien on the same property securing such Hedging Obligation;

        (8) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Hanover or any of its Restricted Subsidiaries;

        (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

     (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business, provided that:

           (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture or the Participation Agreement, as applicable, and does not exceed the cost of the assets or property so acquired or constructed; and

           (b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of Hanover or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

     (11) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

           (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Hanover or the Lessee in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

           (b) such deposit account is not intended by Hanover or any Restricted Subsidiary to provide collateral to the depository institution;

     (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Hanover and its Restricted Subsidiaries in the ordinary course of business;

     (13)  Liens existing on the Issue Date;

     (14) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by Hanover or any Restricted Subsidiary;

     (15) Liens on property at the time Hanover or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Hanover or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by Hanover or any Restricted Subsidiary;

     (16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Hanover or a Wholly-Owned Subsidiary (other than a Receivables Entity);

     (17)  Liens securing the Securities and the Hanover Guarantees;

     (18) Liens securing Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

     (19) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction;

     (20)  Liens securing Operating Lease Facilities Incurred in compliance with
           Section 9.1 of the Participation Agreement;

     "Permitted Transferee" shall have the meaning set forth in Section 12.1 of
      --------------------
the Participation Agreement.

     "Person" means any individual, corporation, partnership, joint venture,
      ------
association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

     "Plan" shall mean at a particular time, any employee benefit plan which is
      ----
covered by ERISA and in respect of which Lessee, or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Preferred Stock" as applied to the Capital Stock of any corporation, means
      ---------------
Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Private Placement Legend" shall have the meaning ascribed to it in Section
      ------------------------
2.1(c) of the Indenture.

     "Public Equity Offering" means an offering for cash by Hanover of its
      ----------------------
common stock, or options, warrants or rights with respect to its common stock pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission (other than on Form S-4 or S-8).

     "Purchase Agreement" shall mean the Purchase Agreement dated August 16,
      ------------------
2001 among the Issuer, the Initial Purchasers and the Guarantors.

     "Purchase Money Note" means a promissory note of a Receivables Entity
      -------------------
evidencing a line of credit, which may be irrevocable, from Hanover or any Restricted Subsidiary of Hanover in connection with a Qualified Receivables Transaction to a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

     "Purchase Notice" shall have the meaning set forth in Section 20.1 of the
      ---------------
Lease.

     "Purchase Option" shall have the meaning set forth in Section 20.1 of the
      ---------------
Lease.

     "Purchase Option Price" shall have the meaning set forth in Section 20.1 of
      ---------------------
the Lease.

     "QIB" shall have the meaning ascribed to it in Section 2.1 of the
      ---
Indenture.

     "Qualified Receivables Transaction" means any transaction or series of
      ---------------------------------
transactions that may be entered into by Hanover or any of its Restricted Subsidiaries pursuant to which Hanover or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by Hanover or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Hanover or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitization involving accounts receivable.

     "Receivables Entity" means a Wholly-Owned Subsidiary of Hanover (or another
      ------------------
Person in which Hanover or any Restricted Subsidiary of Hanover makes an Investment and to which Hanover or any Restricted Subsidiary of Hanover transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of Hanover (as provided below) as a Receivables Entity:

     (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

           (a) is guaranteed by Hanover or any Restricted Subsidiary of Hanover (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

           (b) is recourse to or obligates Hanover or any Restricted Subsidiary of Hanover in any way other than pursuant to Standard Securitization Undertakings; or

           (c) subjects any property or asset of Hanover or any Restricted Subsidiary of Hanover, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

     (2) with which neither Hanover nor any Restricted Subsidiary of Hanover has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to Hanover or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Hanover, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

     (3) to which neither Hanover nor any Restricted Subsidiary of Hanover has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

     Any such designation by the Board of Directors of Hanover shall be evidenced to the Indenture Trustee by filing with the Indenture Trustee a certified copy of the resolution of the Board of Directors of Hanover giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Redemption Date" shall mean, with respect to any redemption of Securities,
      ---------------
the date of redemption with respect thereto.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund,
      ------------------------
refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Participation Agreement or Incurred in compliance with the Participation Agreement (including Indebtedness of Hanover that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

     (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the notes, the Refinancing Indebtedness has a

           Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;

     (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

     (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees incurred in connection therewith); and

     (4) if the Indebtedness being refinanced is subordinated in right of payment to the notes or the Hanover Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the notes or the Hanover Guarantee on terms at least as favorable to the Securityholders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Register" shall have the meaning set forth in Section 32.3 of the Lease.
      --------

     "Registered Exchange Offer" shall have the meaning set forth in the
      -------------------------
Exchange and Registration Rights Agreement.

     "Registrar" shall have the meaning ascribed to it in Section 2.3 of the
      ---------
Indenture.

     "Regulation S" shall have the meaning ascribed to it in Section 2.1(a) of
      ------------
the Indenture.

     "Regulation S Global Note" shall have the meaning ascribed to it in Section
      ------------------------
2.1(a) of the Indenture.

     "Regulation S Legend" shall have the meaning ascribed to it in Section
      -------------------
2.1(c) of the Indenture.

     "Regulation S Note" shall have the meaning ascribed to it in Section 2.1(a)
      -----------------
of the Indenture.

     "Related Business" means any business which is the same as or related,
      ----------------
ancillary or complementary to any of the businesses of Hanover and its Restricted Subsidiaries on the date of the Participation Agreement.

     "Release" shall mean any release, pumping, pouring, emptying, injecting,
      -------
escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

     "Release Date" means the Closing Date unless the Escrow Agreement is
      ------------
executed and delivered by the parties thereto, in which case it shall mean the date the Escrowed Funds are released pursuant to the Escrow Agreement.

     "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent.
      ----

     "Reorganization" shall mean, with respect to any Multiemployer Plan, the
      --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Replacement Equipment" shall have the meaning set forth in Section 30 of
      ---------------------
the Lease.

     "Replacement Equipment Closing Date" shall mean each date on which the
      ----------------------------------
Lessee substitutes Equipment with Replacement Equipment pursuant to Section 30 of the Lease.

     "Reportable Event" shall mean any of the events set forth in Section
      ----------------
4043(c) of ERISA, other than those events as to which the thirty day notice period is waived by the PBGC.

     "Representative" means any trustee, agent or representative (if any) of an
      --------------
issue of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be; provided that when used in connection with the Senior Credit Agreement, the term "Representative" shall refer to the administrative agent under the Senior Credit Agreement.

     "Required Certificate Holders" shall mean, at any time, Certificate Holders
      ----------------------------
who hold in the aggregate Certificates that represent 51% or more of the Certificate Holder Contributions.

     "Required Holders" shall mean, at any time, Securityholders who hold in the
      ----------------
aggregate 51% or more of the principal amount of the outstanding Securities.

     "Requirement of Law" shall mean, as to any Person, the Certificate of
      ------------------
Incorporation, By-Laws, Articles of Association or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Requisition" shall have the meaning set forth in Section 5.2 of the
      -----------
Participation Agreement.

     "Resale Restriction Termination Date" shall have the meaning ascribed to it
      -----------------------------------
in Section 2.6 of the Indenture.

     "Responsible Officer" shall mean, (i) other than with respect to the Trust
      -------------------
Company, Wilmington Trust FSB, Lessor and Indenture Trustee, the chief executive officer, president, the executive vice president, treasurer or secretary of any Person, or, with respect to financial matters, the chief financial officer or treasurer of the applicable Person, and (ii) with respect to the Trust Company, Wilmington Trust FSB, Lessor and Indenture Trustee, a Trust Officer.

     "Restricted Investment" shall mean any Investment other than a Permitted
      ---------------------
Investment.

     "Restricted Period" shall mean the 40 consecutive days beginning on and
      -----------------
including the later of (A) the day on which the Initial Securities are offered to persons other than distributors (as defined in Regulation S under the Securities Act) and (B) the Issue Date.

     "Restricted Securities Legend" shall mean the Private Placement Legend set
      ----------------------------
forth in clause (A) of Section 2.1(c) of the Indenture or the Regulation S Legend set forth in clause (B) of Section 2.1(c), as applicable.

     "Restricted Subsidiary" shall mean any Subsidiary of Hanover other than an
      ---------------------
Unrestricted Subsidiary.

     "Rule 144A" shall have the meaning ascribed to it in Section 2.1(a) of the
      ---------
Indenture.

     "Rule 144A Global Note" shall have the meaning ascribed to it in Section
      ---------------------
2.1(a) of the Indenture.

     "Rule 144A Note" shall have the meaning ascribed to it in Section 2.1(a) of
      --------------
the Indenture.

     "Sale/Leaseback Transaction" shall mean an arrangement relating to property
      --------------------------
now owned or hereafter acquired whereby Hanover or a Restricted Subsidiary transfers such property to a Person and Hanover or a Restricted Subsidiary leases it from such Person.

     "Scheduled Interest Payment Date" shall mean (a) with respect to the
      -------------------------------
Securities, the last day of each March and September to occur while any Securities are outstanding, and the Stated Maturity, and (b) with respect to the Certificates, each Certificate Holder Yield Payment Date.

     "SEC" shall mean the Securities and Exchange Commission.
      ---

     "Securities" shall mean the Initial Securities and Exchange Securities.
      ----------

     "Securities Act" shall mean the Securities Act of 1933, as amended,
      --------------
together with the rules and regulations promulgated thereunder.

     "Securities Custodian" shall mean the custodian with respect to the Global
      --------------------
Security (as appointed by DTC), or any successor Person thereto and shall initially be the Indenture Trustee.

     "Security Agreement" shall mean that certain Security Agreement dated as of
      ------------------
the Release Date, made by the Lessor in favor of the Collateral Agent, together with any Security Agreement Supplement, as amended, supplemented or otherwise modified from time to time.

     "Security Agreement Supplement" shall mean each Security Agreement
      -----------------------------
Supplement substantially in the form of Exhibit A to the Security Agreement together with all attachments and schedules thereto, as such Security Agreement Supplement may be supplemented, amended or modified from time to time.

     "Security Documents" shall mean the collective reference to the Indenture,
      ------------------
the Lease, the Assignment of Lease, the Security Agreement, the UCC Financing Statements and all other security documents hereafter delivered to the Trustee or the Collateral Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Indenture and/or under any of the other Operative Documents or to secure any guarantee of any such obligations and liabilities.

     "Securityholders" shall mean the collective reference to the holders of the
      ---------------
Securities.

     "Senior Credit Agreement" means, with respect to Hanover and/or the Lessee,
      -----------------------
one or more debt facilities (including, without limitation, the Amended and Restated Senior Credit Agreement, dated March 13, 2000, among Hanover, the Lessee, The Chase Manhattan Bank, as Administrative Agent, and the lenders parties thereto, as the same may be, and may have been, amended, supplemented or otherwise modified from time to time) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Credit Agreement or any other credit or other agreement or indenture).

     "Senior Indebtedness" means, whether outstanding on the Issue Date or
      -------------------
thereafter issued, created, Incurred or assumed, the Bank Indebtedness, the Synthetic Guarantees, Indebtedness related to Hanover's 4.75% Convertible Senior Notes Due March 15, 2008 and all other Indebtedness of Hanover, including accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

     (1) any Indebtedness which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of, or are subordinate to, payment of the Securities and the Hanover Guarantees;

     (2)  any obligation of Hanover to any Subsidiary;

     (3) any liability for Federal, state, foreign, local or other taxes owed or owing by Hanover;

     (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

     (5) any Indebtedness, Guarantee or obligation of Hanover that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of Hanover, including, without limitation, any Senior Subordinated Indebtedness and any Subordinated Obligations; or

     (6)  any Capital Stock.

     "Senior Subordinated Indebtedness" means the obligations of Hanover under
      --------------------------------
the Hanover Guarantee, the 2001B Guarantee and any other Indebtedness of Hanover that specifically provides that such Indebtedness is to rank equally in right of payment with the obligations of Hanover under the Hanover Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness or other obligation of Hanover which is not Senior Indebtedness.

     "Shared Rights" means the rights retained by the Lessor, but not to the
      -------------
exclusion of the Collateral Agent, pursuant to Section 6.13 of the Indenture.

     "Significant Casualty" shall mean a Casualty that in the reasonable, good
      --------------------
faith judgment of the Lessee (as evidenced by an Officer's Certificate) either
(a) renders the related Equipment unsuitable for continued use for its intended purpose immediately prior to such Casualty or (b) is so substantial in nature that restoration of such Equipment to substantially its condition as existed immediately prior to such Casualty would be impracticable or impossible.

     "Significant Condemnation" shall mean a Condemnation that in the
      ------------------------
reasonable, good faith judgment of the Lessee (as evidenced by an Officer's Certificate) either (a) renders the Equipment unsuitable for continued use for its intended purpose immediately prior to such Condemnation or (b) is such that restoration of such Equipment to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a
      ----------------------
"Significant Subsidiary" of Hanover within the meaning of Rule 102 under Regulation S-X promulgated by the SEC.

     "Special Interest Payment Date" shall have the meaning ascribed to it in
      -----------------------------
Section 2.13 of the Indenture.

     "Special Record Date" shall have the meaning ascribed to it in Section 2.13
      -------------------
of the Indenture.

     "Standard Securitization Undertakings" means representations, warranties,
      ------------------------------------
covenants and indemnities entered into by Hanover or any Restricted Subsidiary of Hanover which are reasonably customary in securitization of accounts receivable transactions.

     "Stated Maturity" means, with respect to any security, the date specified
      ---------------
in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Acquisition Note" means the $150.0 million subordinated
      -----------------------------
promissory note between Hanover and Camco International, Inc., maturing on December 15, 2005.

     "Subordinated Guarantee Obligation" shall mean, as to any Person, any
      ---------------------------------
unsecured Guarantee Obligation the terms of which provide that such Guarantee Obligation is subordinate and junior in right to the payment of all the obligations and liabilities of such Person to the Indenture Trustee and the Securityholders.

     "Subordinated Obligation" means any Indebtedness of Hanover (whether
      -----------------------
outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes pursuant to a written agreement.

     "Subsidiary" of any Person means any corporation, association, partnership,
      ----------
joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of Hanover, including without limitation the Lessee.

     "Subsidiary Guarantor" means each of (i) the Lessee, Hanover Compressor
      --------------------
Limited Holdings, LLC, Hanover Land Limited Partnership, Hanover Maintech Limited Partnership, Hanover/Smith Limited Partnership, Hanover Acquisition Limited Partnership, Applied Process Solutions, Inc., OEC Compression Corporation, Eureka

Energy Limited Partnership, Production Operators Corporation and Production Operators, Inc., (ii) each other Subsidiary of Hanover in existence on the Issue Date that is a guarantor under the Senior Credit Agreement and (iii) each Restricted Subsidiary (other than a Foreign Subsidiary or a Receivables Entity) that (A) becomes, or upon its creation or acquisition by Hanover or one or more of its Restricted Subsidiaries is, a Material Subsidiary and (B) becomes a guarantor under the Senior Credit Agreement.

     "Supplemental Rent" shall mean (i) all amounts, liabilities and obligations
      -----------------
which Lessee assumes or agrees to pay to Lessor or any other Person under the Lease or under any of the other Operative Agreements, (ii) all amounts, liabilities and obligations which Lessor agrees to pay to the Certificate Holders pursuant to the Lease, Section 2 of the Participation Agreement or the Trust Agreement and (iii) all amounts, liabilities and obligations which Lessor agrees to pay to the Securityholders pursuant to the Securities and the Indenture; provided, however, specifically excluding Basic Rent and the payment
           --------  -------
of Certificate Holder Contributions and principal on the Securities except to the extent that the same are paid from payments made pursuant to clause (i) hereof.

     "Synthetic Guarantees" means, collectively, (i) the Guarantee, dated as of
      --------------------
October 27, 2000 (as the same may be, and may have been amended, supplemented or otherwise modified from time to time), among the Lessee, Hanover Equipment Trust 2000B, Bank Hapoalim B.M. and FBTC Leasing Corp., as investors, the lenders parties thereto and the administrative agent named therein; (ii) the Guarantee, dated as of March 13, 2000 (as the same may be, and may have been amended, supplemented or otherwise modified from time to time), among the Lessee, Hanover Equipment Trust 2000A, First Union National Bank and Scotiabanc Inc., as investors, the lenders parties thereto and the Administrative Agent; and (iii) the Guarantee, dated as of June 15, 1999 (as the same may be, and may have been amended, supplemented or otherwise modified from time to time), among the Lessee, Hanover Equipment Trust 1999A, Societe Generale Financial Corporation and FBTC Leasing Corp., as investors, the lenders parties thereto and the Administrative Agent;.

     "Tax Indemnitee" shall mean the Lessor, the Certificate Holders, the Trust
      --------------
Company, the Indenture Trustee, each Securityholder and their Affiliates, successors, assignees and assigns.

     "Taxes" shall have the meaning set forth in the definition of Impositions.
      -----

     "Term" shall mean the period commencing on the Release Date and ending on
      ----
the Expiration Date.

     "Termination Date" shall have the meaning set forth in Section 16.2(a) of
      ----------------
the Lease.

     "Termination Notice" shall have the meaning set forth in Section 16.1(a) of
      ------------------
the Lease.

     "Termination Value" shall mean with respect to all of the Equipment, as of
      -----------------
any determination date, an amount equal to the sum of (i) the aggregate outstanding principal amount of the Securities, accrued and unpaid interest thereon, the applicable premium, if any, and any other amounts due under the Indenture, plus (ii) the aggregate outstanding amount of the Certificate Holder Contribution and all unpaid Certificate Holder Yield thereon, the applicable premium, if any, plus
(iii) all other amounts due and owing to the Certificate Holders, Indenture Trustee or Securityholders under any Operative Agreements. Termination Value will only include amounts in excess of the aggregate outstanding principal amount of the Securities and the aggregate outstanding amount of the Certificate Holder Contribution if such amounts have not been paid as Supplemental Rent as required by the Lease (after giving effect to any concurrent payment of Supplemental Rent). If it is necessary to calculate Termination Value for a particular Unit, the total Termination Value will be allocated among the Equipment based upon the relative cost of each Unit.

     "TIDES Trust" shall mean Hanover Compressor Capital Trust, a Delaware
      -----------
business trust, and its successors and assigns.

     "Total Condemnation" shall mean a Condemnation that involves a taking of
      ------------------
Lessor's entire title to a Unit.

     "Tranche A Percentage" shall mean 75.01%.
      --------------------

     "Transaction Expenses" shall mean
      --------------------

     (a) the reasonable out-of-pocket expenses, disbursements and costs of the Indenture Trustee and the Certificate Holders, including, without limitation, reasonable attorneys fees and expenses, incurred in connection with the consummation of the transactions contemplated by the Operative Agreements;

     (b) the reasonable fees and reasonable out-of-pocket expenses of the Trust Company in connection with the transactions contemplated by the Operative Agreements, including, without limitation, the initial and annual Trust Company's fee and all reasonable fees and reasonable out-of pocket expenses of the Trust Company and any necessary co-trustees (including reasonable counsel fees and expenses) or any successor trustee, for acting as trustee under the Trust Agreement;

     (c) any and all Taxes (to the extent provided in Section 13.2 of the Participation Agreement) and fees incurred in recording or filing any Operative Agreement or any other transaction document, any bill of sale, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreements;

     (d) any brokers' fees (with respect to brokers retained by or with the prior consent of Lessee) and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the acquisition of any Unit;

     (e) all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under the Operative Agreements, including, without limitation, the reasonable fees and disbursements of counsel to the Indenture Trustee, the Securityholders and the Certificate Holders;

     (f) all reasonable out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to the Operative Agreements requested by the Lessee or any Guarantors and any other documents prepared in connection therewith, and the consummation and administration of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Indenture Trustee, Securityholders and Certificate Holders; and

     (g) all reasonable out-of-pocket costs and expenses incurred by the Lessor, the Lessee, the Certificate Holders or the Indenture Trustee in connection with any purchase of any Equipment by the Lessee pursuant to the Lease.

     "Trust" shall mean the Lessor.
      -----

     "Trust Agreement" shall mean the Amended and Restated Trust Agreement dated
      ---------------
as of the Closing Date between the Certificate Holders and the Trust Company, as amended, supplemented and otherwise modified from time to time in accordance with the terms thereof and of any other Operative Agreement.

     "Trust Company" shall mean Wilmington Trust Company, in its individual
      -------------
capacity, and any successor trustee under the Trust Agreement in its individual capacity.

     "Trust Estate" shall have the meaning set forth in the Trust Agreement.
      ------------

     "Trust Officer" shall mean, when used with respect to the Trust Company and
      -------------
Wilmington Trust FSB, any officer within the Corporate Trust Administration department of the Trust Company, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trust Company who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject matter and who shall have direct responsibility for the administration of the transactions contemplated by the Operative Agreements.

     "Trustee" shall mean the Trust Company, not in its individual capacity, but
      -------
solely as trustee under the Trust Agreement.

     "2001A Escrow" shall mean the escrow established pursuant to the Escrow
      ------------
Agreement.

     "2001B Equipment" shall mean the equipment owned by the 2001B Lessor and
      ---------------
leased to Lessee under the 2001B Lease.

     "2001B Guarantee" shall mean the Guarantee dated as of August 31, 2001 from
      ---------------
the Hanover Guarantors in connection with the 2001B Lease.

     "2001B Indenture" shall mean the Indenture dated as of August 30, 2001
      ---------------
between the 2001B Lessor, the 2001B Indenture Trustee and the Hanover
Guarantors.

     "2001B Indenture Trustee" shall mean Wilmington Trust FSB, in its capacity
      -----------------------
as Indenture Trustee under the 2001B Indenture.

     "2001B Lease" shall mean that Lease dated as of August 31, 2001 between the
      -----------
2001B Lessor and Lessee.

     "2001B Lessor" shall mean Hanover Equipment Trust 2001B, a Delaware
      ------------
business trust.

     "2001B Operative Agreements" shall mean the Operative Agreements defined in
      --------------------------
the 2001B Participation Agreement.

     "2001B Participation Agreement" shall mean the Participation Agreement
      -----------------------------
dated as of August 31, 2001 among Lessee, the 2001 B Lessor, the Certificate Holders, the 2001B Indenture Trustee, the Hanover Guarantors, the Trust Company and Wilmington Trust FSB.

     "2001B Termination Value" shall have the meaning set forth in the 2001B
      -----------------------
Participation Agreement.

     "UCC Financing Statements" shall mean collectively the Lessee Financing
      ------------------------
Statements and the Lessor Financing Statements.

     "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code
      -----------------------
as in effect in any applicable jurisdiction.

     "Unit" means each piece of Equipment as specifically scheduled and
      ----
described on Schedule A of the Lease and any piece of Replacement Equipment.

     "Unqualified Subsidiary" shall mean any Subsidiary of the Lessee other than
      ----------------------
Qualified Subsidiaries.

     "Unrestricted Subsidiary" means:
      -----------------------

     (1) any Subsidiary of Hanover that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Hanover in the manner provided below; and

     (2)  any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors of Hanover may designate any Subsidiary of Hanover (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

     (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of Hanover which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

     (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

     (3) such designation and the Investment of Hanover in such Subsidiary complies with Section 9.3 of the Participation Agreement;

     (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of Hanover and its Subsidiaries;

     (5) such Subsidiary is a Person with respect to which neither Hanover nor any of its Restricted Subsidiaries has any direct or indirect obligation:

          (a)  to subscribe for additional Capital Stock of such Person; or

          (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

     (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with Hanover or any Restricted Subsidiary with terms substantially less favorable to Hanover than those that might have been obtained from Persons who are not Affiliates of Hanover.

     Any such designation by the Board of Directors of Hanover shall be evidenced to the Indenture Trustee by filing with the Indenture Trustee a resolution of the Board of Directors of Hanover giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Participation Agreement and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

     The Board of Directors of Hanover may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and Hanover could incur at least $1.00 of additional Indebtedness under Section 9.1 of the Participation Agreement on a pro forma basis taking into account such designation.

     "U.S. Government Obligations" means securities that are (a) direct
      ---------------------------
obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

     "Voting Stock" of a corporation means all classes of Capital Stock of such
      ------------
corporation then outstanding and normally entitled to vote in the election of directors.

     "Wear and Tear Payment" shall have the meaning set forth in Section 8.8(a)
      ---------------------
of the Indenture.

     "Wilmington Trust FSB" means Wilmington Trust FSB, a federal savings bank,
      --------------------
in its individual capacity.

     "Wholly-Owned Subsidiary" means a Restricted Subsidiary of Hanover, all of
      -----------------------
the Capital Stock of which (other than directors" qualifying shares) is owned by Hanover or another Wholly-Owned Subsidiary.

     "Yield Rate" shall mean (i) 795 basis points in excess of the Eurodollar
      ----------
Rate or (ii) 795 basis points in excess of ABR, as applicable.